UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Resolute Energy Corporation (the “Company” or “we”) recently completed acquisitions of properties from RSP Permian, LLC and certain other sellers (“RSP”) in December 2012 and March 2013 (together, the “RSP Acquisitions”). The December 2012 acquisition was disclosed on a Current Report on Form 8-K filed on December 31, 2012. The related audited financial statements and unaudited pro forma information were filed on a Current Report on Form 8-K/A filed on March 7, 2013 (the “March 7 Form 8-K/A”). The March 2013 acquisition was disclosed on a Current Report on Form 8-K filed on March 25, 2013 (the “March 25 Form 8-K”), with related audited financial statements and unaudited pro forma information reflecting the RSP Acquisitions filed on a Current Report on Form 8-K/A on April 5, 2013 (the “April 5 Form 8-K/A” and together with the March 7 Form 8-K/A, the “Affected 8-K/As”). The March 25 Form 8-K contained certain production information related to the RSP assets. The Affected 8-K/As also included information regarding the Company’s acquisition of certain Permian Basin oil and gas properties located primarily in Howard County, Texas, and Lea County, New Mexico (the “Celero Properties”), from Celero Energy II, LP and an affiliate (“Celero”). The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 also contained certain pro forma information related to the December RSP acquisition in Note 3 to the financial statements contained therein (the “Affected 10-K Note”). Finally, the Company’s Investor Presentation dated March 2013 also contained certain production information for the RSP assets for the fourth quarter of 2012 and certain unaudited pro forma production information related to the RSP Acquisitions (the “Affected Investor Presentation”).

On April 9, 2013, officers of the Company discovered that disclosures of historical revenue and direct operating expenses and related pro forma information with respect to the RSP Acquisitions contained in the Affected 8-K/As were in error due to the misapplication of net revenue interests to gross oil and gas production, revenue and production taxes in the accounting data and records. Consequently, the Company has concluded that (i) the statements of revenue and direct operating expenses and related unaudited pro forma financial information relating to the RSP Acquisitions contained in the Affected 8-K/As, (ii) the RSP-related production information contained in the March 25 Form 8-K, and (iii) the production information for the RSP assets for the fourth quarter of 2012 and certain unaudited pro forma production information related to the RSP Acquisitions in the Affected Investor Presentation should no longer be relied upon. This conclusion was reached by the Company’s management on April 9, 2013. The Company’s management has discussed the matters described in this Report with the Company’s Audit Committee Chairman and its independent accountants, although the Company’s Audit Committee has not had an opportunity to review this filing with KPMG LLP, our independent accountants, due to the short period between discovery of these errors and the filing of this Current Report on Form 8-K.

No Effect on 2012 Results or 2013 Guidance

The errors discussed above did not affect and are in no way reflected in the Company’s operating or financial results for the year ended December 31, 2012 or in its reported estimated proved reserves as of December 31, 2012. They also do not affect the updated 2013 capital budget and production and cost guidance issued on April 5, 2013, and the Company hereby re-affirms that guidance.

Furthermore, we did not rely on the erroneous data regarding historical revenue and direct operating expenses in our valuation of the RSP Acquisitions, but instead relied on our title and engineering evaluations of the RSP assets.

Corrective Actions

The Company is in the process of revising the previously reported revenue and direct operating expense to properly reflect the application of net revenue interests to gross oil and gas production, revenue and production taxes to the RSP assets acquired in the RSP Acquisitions. When this process is completed and has been subject to audit we will amend the previously audited statements of revenue and direct operating expenses for the years ended December 31, 2012 and 2011 and provide amended unaudited pro forma financial statements reflecting the RSP Acquisitions in an amendment to the April 5 Form 8-K/A (the “Amended Form 8-K/A”). The Amended Form 8-K/A will supersede and replace all information related to the financial and pro forma effect of the RSP Acquisitions contained in the March 7 Form 8-K/A and the April 5 Form 8-K/A. Stockholders and the investing public will be directed to rely only on the Amended Form 8-K/A for these purposes. The Company does not plan to file an amendment to the March 7 Form 8-K/A as all relevant material information will be presented in the Amended Form 8-K/A. We have provided our preliminary revisions to the statements of revenue and direct operating expenses of the RSP assets for the years ended December 31,

2012 and 2011 and the unaudited pro forma consolidated information for the year ended December 31, 2012, reflecting the RSP and Celero Acquisitions, which are attached as Exhibits 99.1 and 99.2 hereto, respectively. Such data is subject to the completion of our procedures and audit procedures by our independent accountants. Information related to the December 2012 acquisition from Celero was not in error and remains unchanged.

In the March 25 Form 8-K, the Company provided average daily production information for the fourth quarter of 2012 and estimated total proved reserves for the RSP assets as of December 31, 2012. The Company directs stockholders and the investing public to disregard such production information. The average daily production for the RSP assets in the fourth quarter of 2012 should have been reported as approximately 3,173 barrels of oil equivalent (“Boe”) per day (comprised of 1,026 Boe per day attributable to the initially acquired 32.35% interest and 2,147 Boe per day attributable to the subsequently acquired 67.65% interest). The estimated total proved reserves attributable to the RSP assets were correctly reported as 16.5 million Boe as of December 31, 2012.

The Affected 10-K Note, though in error, is immaterial to, and had no impact on, an understanding of the Company’s financial position and results of operations at December 31, 2012 and for the year then ended as a result of the subsequent acquisition of the remaining RSP properties in March 2013, and the furnishing of subsequent updated pro forma financial information. As such, the Company does not intend to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2012.

The Company also directs stockholders and the investing public to disregard the Affected Investor Presentation to the extent of the erroneous fourth quarter production, pro forma production and related information. The Company will post a corrected and updated version of the presentation within three (3) business days.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding our plans to file an Amended Form 8-K/A and an updated investor presentation and the timing thereof, and our 2013 capital budget and production and cost guidance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied in this report. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; availability and terms of capital; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; government regulation and taxation of the oil and gas industry and that the audited statements of revenue and direct operating expense or the pro forma financial statements to be filed therewith may be significantly different than the unaudited financial and pro forma data included in this Report. Further discussion of the risks associated with the Company’s business and plans can be found in its Form 10-K for the year ended December 31, 2012. Resolute undertakes no obligation and does not intend to update these forward-looking statements, and they speak only as of the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Preliminary revised statements of revenue and direct operating expenses of the RSP assets for the years ended December 31, 2012 and 2011 (unaudited)

99.2	Preliminary revised pro forma consolidated information for the year ended December 31, 2012, reflecting the RSP and Celero Acquisitions (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ J. A. Tuell
J. A. Tuell
Vice President and Chief Accounting Officer

EXHIBITS

Exhibit No.	Description

99.1	Preliminary revised statements of revenue and direct operating expenses of the RSP assets for the years ended December 31, 2012 and 2011 (unaudited)

99.2	Preliminary revised pro forma consolidated information for the year ended December 31, 2012, reflecting the RSP and Celero Acquisitions (unaudited)